* *  DATA PAGE  * *

CONTRACT NUMBER

ANNUITANT

RIGHT TO EXAMINE AND RETURN CONTRACT WITHIN 20 DAYS



You may return this contract within 20 days after receiving it. It may be delivered or mailed to us or the agent through whom it was purchased. The contract shall then be deemed void from the start. Any premium paid will be returned.


INDIVIDUAL VARIABLE ANNUITY (NON-TAX QUALIFIED)

Funds in one or more Divisions of Separate Account No. 2 and General
Account.


All installments and values provided by this contract, when based on the investment experience of one or more Divisions of Separate Account No. 2, are variable and are not guaranteed as to fixed dollar amounts.


This contract is a legal contract between the contract owner and General American.
PLEASE READ YOUR CONTRACT CAREFULLY.

             GENERAL AMERICAN LIFE INSURANCE CO.
             A Mutual Company
             P.O. BOX 14490
             ST. LOUIS, MISSOURI 63178
             1-80O-449-6447

10013                              0.01

                         ALPHABETIC GUIDE TO YOUR CONTRACT
Page                                         Page
4.03  Addition, Deletion, or Substitution    1.02  Endorsements
      of Investments                         0.02  Notice of Annual Meeting
4.02  Accumulation Provision                 6.01  Persons with an Interest in the
7.02  Annuity Option Table                         Contract
5.01  Annuity Provisions                     3.02  Reinstatement
4.03  Benefits on Lapse or Surrender         3.02  Stipulated Payments
1.01  Contract Specifications                7.01  Table of Guaranteed Accumulation
6.01  Death Benefit                                (Non-Forfeiture) Values
3.01  Definitions                            6.02  The Contract
3.03  Dividends                              4.02  Transfers
3.03  Dividend Options                       4.01  Valuation Provisions



Supplemental Agreements, Modifications and Amendments, if any, and a copy of the Application are found following the final section.


                              NOTICE OF ANNUAL MEETING

Our annual meeting for the election of directors and the transaction of other business is held each year at our Home Office in St. Louis, Missouri. The meeting is at 9:00 a.m. on the fourth Tuesday in January. We are a mutual company owned by our policyowners. Each policyowner is entitled to vote at such elections and to participate in such meetings.





10013                              0.02

                              CONTRACT SPECIFICATIONS


CONTRACT NUMBER


ANNUITANT


AGE AT ISSUE


SEX


DATE OF ISSUE


MATURITY DATE


GENERAL ACCOUNT MAXIMUM WITHDRAWAL PERCENTAGE LIMIT    25%


          BENEFITS (As specified in
 FORM     contract and in any          ANNUAL   PAYMENT
NUMBERS   Supplemental Agreement)       COST    PERIOD
-------   -----------------------       ----    ------




          Total Initial Annual Cost

Total initial amount payable at ---------- intervals:

THE DUE DATES OF PAYMENTS AFTER THE FIRST ARE MEASURED FROM THE DATE OF ISSUE AND ARE AT THE INTERVALS SPECIFIED ABOVE UNLESS SUCH INTERVAL IS CHANGED.

THE AMOUNT PAYABLE ON THE DUE DATES MAY CHANGE IF ANY OF THE BENEFITS ARE CHANGED IN ACCORDANCE WITH THE PROVISIONS OF THE CONTRACT OR ANY SUPPLEMENTAL AGREEMENT OR IF ANY OF THE BENEFITS HAS AN ANNUAL COST INDICATED ABOVE AS COMPUTED EACH YEAR.

WHEN THE PREMIUM FOR ANY SUPPLEMENTAL AGREEMENT IS NO LONGER PAYABLE, THE TOTAL ANNUAL COST WILL BE REDUCED ACCORDINGLY.

Variable Annuity Stipulated Payment:

Accumulation Allocation:


Supplemental Agreement Premiums:

                                   1.01

                                    ENDORSEMENTS








                                   1.02

                          1. DEFINITIONS IN THIS CONTRACT

WE, US AND OUR      General American Life Insurance Company.

YOU, YOUR           The owner of this contract.  The owner is as shown in the
                    application unless later changed as provided in this contract. The owner may be someone other than the Annuitant.

AGE Age means the Annuitant's age at his or her nearest birthday.

ANNUITANT           The individual who will receive benefits from the
                    contract when an annuity installment is elected.

BENEFICIARY         The person named in the application or by later
                    designation to receive the proceeds in the event of the Annuitant's death.

PROCEEDS The amount we are obligated to pay under the terms of this contract, when it is surrendered, matures or when the Annuitant dies. This amount will be reduced by any partial withdrawals.

SEPARATE ACCOUNT    Separate Account No. 2, a segregated investment account
                    created by us to receive premiums for this contract.
                    Separate Account No. 2 has several Divisions, which correspond to various funds offered by General American
                    Capital Company. Each fund consists of a specialized investment portfolio, and all are described in the prospectus for General American Capital Company.

                         The assets of Separate Account No. 2 are held separately from the assets held in the General Account. Separate Account assets will consist solely of shares in the funds of General American Capital Company. Income, gains, and losses --- whether or not realized --- from these shares will be credited to or charged against the account without regard to our other income, gains or losses.

                         Assets held by Separate Account No. 2 will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of Separate Account No. 2 which are in excess of the reserves and other contract liabilities of Separate Account No. 2.

                         Separate Account No. 2 is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Separate Account No. 2 is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri.

GENERAL ACCOUNT     An account which consists of all of our assets other than
                    those in Separate Account No. 2 are any other segregated investment account.

ACCUMULATED         This is the value, prior to maturity, of all purchase
VALUE               payments plus all interest credits or all gains and
                    losses, less the total of any amounts withdrawn and withdrawal charges which have been assessed.

GENERAL AMERICAN    A company we control which is registered with the Securities
CAPITAL COMPANY     and Exchange Commission of the U.S. Government as an
                    investment management company.

FUND                One of the investment portfolios of General American
                    Capital Company.

NET ACCUMULATED     This is the accumulated value reduced by any applicable
VALUE               withdrawal charges.

VALUATION           A valuation period for the Assets in Divisions of Separate
OF ASSETS           Account No. 2 is the period between successive Business
                    Days.  It begins at the close of business each Business
                    Day and ends at the close of business of the next succeeding Business Day.

                                   3.01

ACCUMULATION        This is an accounting device that we use to determine the
UNIT                value of your contract prior to the annuity commencement
                    date.

ANNUITY UNIT        This is an accounting device that we use to determine the
                    amount payable under this contract on and after the annuity commencement date.

CONTRACT            The same day and month as the date of issue for each
ANNIVERSARY         succeeding year that this contract remains in force.

BUSINESS DAY        This is a day on which both we and the New York Stock
                    Exchange are open for business.

WRITTEN REQUEST     This must be supplied in written form satisfactory to us,
                    signed by you, and filed in our Home Office in St. Louis, Missouri.

                    2.   STIPULATED PAYMENTS

                    Each stipulated payment is payable at the Home Office of the company in St. Louis, Missouri. The due dates of the stipulated payments are shown on the Policy Specifications page. You may change the frequency at which stipulated payments are to be made at any time.

                    Your first stipulated payment is shown on the Policy Specifications page. You may increase or decrease subsequent stipulated payments at any time. The minimum amount of stipulated payments is $25.00 per month.

                    3.   REINSTATEMENT

                    You may reinstate benefits provided by any supplemental agreement attached to this contract by providing evidence of insurability satisfactory to the Company. You must comply with the reinstatement provisions incorporated in such supplemental agreement.

                    4.   DIVIDENDS

ANNUAL DIVIDENDS    Your contract shares in our divisible surplus while it is
                    in force prior to the annuity commencement date. Each year we will determine the share of divisible surplus, if any, accruing to your contract. Investment results are credited directly through the changes in the value of the accumulation units and annuity units. Also, most mortality and expense savings are credited directly through decreases in the appropriate charges. Therefore, the Company expects little or no divisible surplus to be credited to your contract.

DIVIDEND            You may choose one of the following options:
OPTIONS
                    OPTION 1. CASH.  Paid in cash.

                    OPTION 2. REDUCE STIPULATED PAYMENT.  Used to pay part
                              or all of the stipulated payment on your contract.

                    OPTION 3. DEPOSITS.  Left with the company to accumulate
                              at interest. The interest rate will be determined by us from time to time. This rate will never be less than 4.0 percent per year, compounded annually.

                    You may choose a dividend option within 31 days after a dividend is credited. If you do not, we will credit the dividend under Option 3 until such time as you request a different option.

                    You may withdraw in cash the entire dividend deposit, or any part of it, if you provide a proper written request. The premium for any supplemental agreement may not be paid from any dividend deposits remaining with the company. When your contract matures, dividend deposits will be payable as part of the contract proceeds.


                                   3.02

                 5. VALUATION PROVISIONS

NET INVESTMENT   The General Account net investment factor for any Business
FACTOR           Day is 1.0 plus a rate of investment income that we will
                 declare in advance. We guarantee that the rate will be no less than 4 percent per year compounded annually.

                 The Separate Account will have a net investment factor for any Business Day which is the aggregate of the Net Investment Factor of its various Divisions. A Division's Net Investment Factor measures the investment performance of such Division during a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

                    The value of the assets at the end of the preceding valuation period; plus

                    The investment income and capital gains --- realized or unrealized --- credited to the assets in the valuation period for which the net investment factor is being determined; minus

                    The capital losses, realized or unrealized, charged against those assets during the valuation period; minus any amount charged against each Division for taxes, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                    A charge not to exceed (.002753)% of the assets for each day in the valuation period. This corresponds to 1.00% per year for mortality and expense risks; divided by

                    The value of the assets at the end of the preceding valuation period.

ACCUMULATION     The initial value of each Division of Separate Account No.
UNIT VALUE       2's accumulation unit was established at $10.00 as of the end of the Business Day on October 1, 1987. This value may increase or decrease from day to day based on investment results. The value of a General Account accumulation unit was established at $10.00 as of the end of the Business Day on April 1, 1982. The value of the respective accumulation unit is determined at the end of any later Business Day.
                 The value is determined by multiplying the accumulation unit value for the end of the immediately preceding Business Day by the net investment factor for such later Business Day.

ANNUITY UNIT     The initial value of an Annuity Unit in a Division of
VALUE            Separate Account No. 2 was established at $10.00 as of the end of the Business Day on October 1, 1987. This value may increase or decrease from day to day based on investment results. The value of a General Account Annuity Unit was established at $10.00 at the end of the Business Day on April
                 1, 1982. The value of the respective annuity unit is determined at the end of any later Business Day.

                 The value is determined by multiplying such value for the end of the preceding Business Day by the product of (a) .99989256 once for each calendar day between the end of the sixth preceding Business Day and the end of the fifth preceding Business Day and (b) the net investment factor for the fifth Business Day preceding such Business Day.

VALUATION        Assets in a Division of Separate Account No. 2 shall be
OF ASSETS        valued at the end of each Business Day at their fair market value or, where there is no readily available market, at their fair value as determined by us, in accordance with recognized accounting procedures. Direct expenses involved in the purchase or sale of assets for a Division of Separate Account
                 No. 2, including, but not limited to, brokerage commission, exchange fees, taxes, and postage, shall be included in such valuation.

                                   4.01

               6. ACCUMULATION PROVISIONS

ALLOCATION OF  The stipulated payments will be allocated between any or all
STIPULATED     of the Divisions of Separate Account No. 2 and the General
PAYMENTS       Account in the proportion shown on the Policy Specifications page or as you may choose at a later date. You may elect an allocation to a Division of Separate Account No. 2 between zero percent and 100 percent in multiples of one percent with the balance being allocated to the General Account, provided that the amount allocated to any Division of Separate Account No. 2 must be at least $25.00. Such allocation may be changed by written notice submitted to us with the stipulated payment.

NET STIPULATED We will deduct from any payment the premium for any benefits
PAYMENT provided by a supplemental agreement. The remainder will be the stipulated payment. We may deduct applicable premium taxes or we may defer deduction of the premium taxes until the annuity commencement date, if permitted by state law. The remaining balance is the net stipulated payment.

ACCUMULATION   The number of Accumulation Units that we will credit to each
UNITS          account is determined by dividing the portion of the net
               stipulated payment for that account by the Accumulation Unit value for that account at the end of the Business Day coincident with or next following the day on which the stipulated payment is received by us at the Home Office. The number of Accumulation
               Units so determined will not be affected by any subsequent changes in the values of the Accumulation Units. The Accumulation
               Unit value of the General Account will increase at a rate not less than the guaranteed rate, and the Accumulation Unit value of the Division of Separate Account No. 2 may increase or decrease from day to day based on investment results.

PARTIAL        At any time while the Annuitant is living and prior to the
WITHDRAWAL     maturity date, you may make a partial withdrawal of a portion of the Accumulated Value of this contract from one or more of the Divisions of Separate Account No. 2 or the General Account by giving us a written request. However, the amount may not be less than $100.00. Unless you tell us otherwise in the request, the withdrawal will be made based on the current allocation of contributions to the General Account and the Divisions of Separate Account No. 2. The amount of the withdrawal will be deducted from the Accumulated Value of the General Account and Divisions of Separate Account No. 2 as of the date of withdrawal and a withdrawal charge will be deducted from your Accumulated
               Value. (See Contingent Deferred Sales Charge in Benefits on
               Lapse or Surrender, Section 9.

               7. TRANSFERS

               You may transfer amounts as follows:

                 Between the General Account and one or more of the Divisions of Separate Account No. 2; or

                 Among the Divisions of Separate Account No. 2.

               These transfers will be subject to the following rules:

                 We must receive a written request for transfer.

                 Transfers from or among the Divisions of Separate Account No. 2 may be made at any time and must be at least $100.00 or the entire amount of a Division, if smaller.

                 Transfers from the General Account to Separate Account No. 2 may be made once each year on the contract's anniversary date and must be at least $100.00. The maximum allowable shall be a percentage, as set forth on the Contract Specifications page, of the contract accumulated value on the prior contract anniversary.

                                   4.02

               We may revoke or modify the transfer privilege at any time, including the minimum amount for a transfer and the transfer charge, if any.

               8.  ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENTS

               We reserve the right, as far as the law allows, to make additions to, deletions from, or substitutions for the shares of a Fund that are held by Separate Account No. 2 or that Separate Account No. 2 may purchase. We reserve the right to eliminate the shares of any of the Funds of General American Capital Company and to substitute shares of another Fund of General American Capital Company or of another registered open-end investment company, if the shares or Funds are no longer available for investment or if in our judgment, further investment in any Fund should become inappropriate in view of the purpose of the contract. We will not substitute any shares attributable to the owner's interest in a Division of Separate Account No. 2 without at least 30 days notice to the owner and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940. This will not prevent Separate Account No. 2 from purchasing other securities for other series or classes of contracts, or from permitting conversion between series or classes of contracts on the basis of requests made by owners.

               We reserve the right to establish additional Divisions of Separate Account No. 2, each of which would invest in a new Fund of General American Capital Company or in shares of another open-end investment company and to make such Divisions available to whatever class or series of contracts as we choose. We also reserve the right to eliminate or combine existing Divisions of Separate Account No. 2 or to transfer assets between Divisions.

               If we consider it to be in the best interest of persons having voting privileges under the contracts, Separate Account No. 2 may be operated as a management company under the Investment Company Act of 1940. It may be deregistered under that Act in the event registration is no longer required. It may be combined with other separate accounts, or its assets may be transferred to other separate accounts.

               9.  BENEFITS ON LAPSE OR SURRENDER

NON-FORFEITURE You may elect either of the following non-forfeiture options
OPTION by writing to us at our Home Office prior to the death of the Annuitant and prior to the annuity commencement date. If you do not elect a nonforfeiture option within 31 days after the date of default in stipulated payments, we shall continue this contract under the Paid-up Annuity provision from the date of default.

CASH SURRENDER You may, while the Annuitant is alive and prior to the maturity date, surrender this contract for its Net Accumulated Value. During the first nine contract years, we shall deduct a surrender charge from the accumulated value of the contract as of the date of surrender. (See Contingent Deferred Sales Charge.) We may defer payment of the Net Accumulated Value for a period of six months.

PAID-UP        You may continue this contract so that at the annuity
ANNUITY        commencement date benefits as provided by the then existing accumulation units may be received. The death benefit prior to the annuity commencement date is as stated under the section titled Death Benefit.

                                   4.03

CONTINGENT     Upon surrender of the contract or partial withdrawal of funds
DEFERRED SALES on deposit, General American will apply a contingent deferred
CHARGE         sales charge. Charges for partial withdrawal will be deducted from the individual's account value remaining after the distribution of the partial withdrawal (i.e., the total amount deducted from the individual's account value will be a combination of the amount paid to the individual plus the charge). In the case of a full surrender, the surrender charge is deducted from the amount paid to the Contract Owner. The contingent deferred sales charge will never be more than the lesser of 9% of total net contributions to the contract or the percentage of the amount received by the Contract Owner or participant shown in the following schedule:

                                             Surrender/Withdrawal
                     Contract Year                Charges
                         1                          9%
                         2                          8%
                         3                          7%
                         4                          6%
                         5                          5%
                         6                          4%
                         7                          3%
                         8                          2%
                         9                          1%

               There will be no contingent deferred sales charge after the ninth contract year. In addition, contingent deferred sales charges are not applied in the event of death or disability, while this contract is in force, or annuitization after five contract years. If you are within the nine year deferred sales charge period (the first nine contract years), you may withdraw up to 10% of the account value per year without incurring a contingent deferred sales charge.

               The contingent deferred sales charge will be allocated pro rata among the Divisions of Separate Account No. 2 and the General Account based on the values held in the Divisions of Separate Account No. 2 and the General Account prior to the surrender.

                                   4.04

                 10.  ANNUITY PROVISIONS

ANNUITY          The annuity commencement date is shown on the Policy
COMMENCEMENT     Specifications page, unless this date has been changed by you.
DATE             Any change must be made in writing to us at our Home Office at least 30 days before the earlier of the then effective and the newly designated annuity commencement date.

ELECTION OF      The Annuity Option is shown on the Policy Specifications page,
OPTION           unless you have changed it. Any change in option must be made in writing to us at the Home Office at least 30 days before the date such election is to become effective.

                 You, or if you have not done so, the Beneficiary after the death of the Annuitant, may elect instead of payment in one sum, that any amount due by us under this contract to the Beneficiary be applied under any of the options described below. If an election is not made within one year after the death of the Annuitant by written notice to us at our Home Office, such payment will be made in one sum.

                 If Option 2 or 5 is elected, installments may not be guaranteed for a period longer than the life expectancy of the Annuitant.

ANNUITY OPTIONS  (See Annuity Option Tables at the end of this contract.) At the maturity of this contract, the proceeds may be placed under any of the following options:
                 OPTION 1. LIFE ANNUITY. We will pay a monthly income during a person's lifetime, which will cease with the last installment preceding the death of that person.
                 OPTION 2. LIFE ANNUITY WITH 60, 120, 180, OR 240 MONTHLY
                           INSTALLMENTS GUARANTEED. We will pay a monthly income during a person's lifetime with the guarantee that if, at death of the person, installments have been made for less than 60 months, 120 months, 180 month, or 240 months, as elected, installments will be continued to the Beneficiary during the remainder of the elected period.
                 OPTION 3. UNIT REFUND LIFE ANNUITY. We will pay a monthly
                           income during a person's lifetime that will cease with the last installment due prior to the death of that person, with the guarantee: that, at the death of the pay:, the Beneficiary will receive an additional payment of the dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total applied under the option divided by the annuity unit value at the annuity commencement date and (b) is the number of annuity units represented by each installment multiplied by the number of installments made. Such dollar value will be determined by multiplying the above number of annuity units by the annuity unit value on the Business Day coincident with or next following the date on which written notice of death is received by us at our Home Office.
                 OPTION 4. JOINT AND SURVIVOR INCOME FOR LIFE. We will pay
                           monthly installments jointly to two payees if both are living when the installments become payable. The Annuitant will be designated as primary pay:. Full installments will continue so long as the primary pay: is living. If the primary payee dies after installments begin, full installments or installments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other pay: during his or her lifetime.
                 OPTION 5. INCOME FOR A FIXED PERIOD. We will pay the proceeds in equal installments over a period of from 3 to 3O years. The amount of each installment will be based upon the period and the frequency of the installments selected from Option 5 Table.
                 OPTION 6. INCOME OF A FIXED AMOUNT. We will pay the proceeds in equal installments in the amount and at the intervals agreed upon until the proceeds applied under this option, with interest credited at the current annual rate, are exhausted. The final installment will be for the then remaining balance only. At any time the then current pay: may withdraw the remaining balance in a single sum.

                                   5.01

                 OPTION 7. INTEREST INCOME. We will hold the proceeds on
                           deposit and pay or credit interest at the current annual rate. Payment of interest will be at such times and for such periods as are agreeable to you and us.

DATE OF          The first payment under Option 7 will be made at the end of
PAYMENT          the period selected. The first payment under any other option shall be made on the annuity commencement date or upon the date of surrender or as of the date on which written notice of death is received by us at the Home Office, as applicable.

ALLOCATION       When you elect one of the first five annuity options, you may
OF ANNUITY       further elect to have the annuity purchased in the form of the variable annuity, guaranteed annuity, or a combination of both.

                 If you elect Option 6 you may specify whether the net investment factor for one or more Divisions of Separate Account No. 2 or the General Account is to apply, or whether the amount due shall be split among the various Divisions of Separate Account No. 2 and the General Account. If no election is made to the contrary on these options, that portion of accumulated value in the Division of Separate Account No. 2 will be applied to provide a variable annuity and that portion in the General Account will be applied to provide a guaranteed annuity.

                 If you elect Option 7, we shall consider this an election to place the entire accumulated value in the General Account.

                 We guarantee that the dollar amounts of variable annuity benefits will not be adversely affected by our actual expense and mortality results.

MINIMUM          The minimum amount for each payee that can be placed
AMOUNTS          under an option and the minimum amount of any payments under an option will be based on our rules at the time the option is to become effective.

                 The minimum amount to be placed under an option is $5,000, and the minimum amount of any payment is $50 per month, unless these amounts are waived by us.

GUARANTEED       We use a guaranteed effective annual rate of 4% in
ANNUITY OPTION   computing payments under all options.

INTEREST RATE    We shall make the first payment as of the option effective
FIRST PAYMENT    date.

PAYEE A person who receives benefits under an option is a payee. Except for a legal guardian, a payee must be a natural person receiving benefits in his or her own right. With our consent, the payee may be a trustee, assignee, corporation, or partnership. If a payee dies on or after the annuity commencement date, any unpaid policy proceeds must be paid under the method of payment being used as of the date of his or her death.

CONTINGENT PAYEE The payee may name contingent payees, subject to any restrictions under an annuity option chosen during the Annuitant's lifetime, under the following conditions:
                 (1)  If you are the payee; or
                 (2) If at any time after the Annuitant's death and during the option period no previously named contingent payee is living.
                 The named Contingent Payee will be disregarded if making that person or entity the Contingent Payee would prevent treatment of this contract as an annuity for federal income tax purposes.

                 Designations made by the payee under these provisions may be changed by the payee. Such changes must be made by written request satisfactory to us. Changes will only take effect when we accept them in writing at our Home Office. At that time, the contingent interest of any other person is terminated as of the date the payee signed the request, whether or not the payee is living when we receive the request.


                                   5.02

LIFE INCOME      Life Income Options are based on the payee's sex and
OPTIONS          age nearest birthday on the annuity annuity option effective date. We have the right to require satisfactory proof of age and sex. If age or sex has been incorrectly stated, the proper adjustments in payments will be made. We may also require proof that the payee is living on any payment due date.

DEATH OF         If a payee dies, any installments still payable under
PAYEE            a specified certain period will be  paid as they become due to the surviving or next succeeding payee. If no designated payee survives, the commuted value of any unpaid installments will be paid in one sum to the estate of the last payee to die.

RIGHTS UNDER     No payee has the right to make any change in the
ANNUITY OPTIONS  provisions of the agreement or to receive the benefits in any manner other than that stated in the agreement, unless such right was reserved in the agreement. We shall not make any payments in advance, nor commute installments under any life income option.

BASIS OF         Commutation of installments for other than life income
COMMUTATION      options will be at the effective annual rate of 4% compounded annually.

EXTENDED         Provisions for settlement of benefits different from
PROVISIONS       those stated in this contract may only be made upon written agreement with us.

COMPANY          We shall be fully discharged by any payment we make
LIABILITY        before a written request for an election, change, or
                 revocation was made and is received in our Home Office.


                                   5.03

                 11.  PERSONS WITH AN INTEREST IN THE CONTRACT

OWNERSHIP        The original owner of this contract is shown in the
                 application. At any time when ownership is to be determined, any person(s) whose rights of ownership are then contingent upon the occurrence of a future event shall not possess the rights of ownership. The owner(s) while possessing ownership shall have the exclusive power to exercise all rights, enjoy all privileges, and receive all benefits which are available under the contract. Subject to the Assignments and Transfers provisions of this contract, and to our requirements, ownership may be transferred or changed, in which event ownership shall be governed by the terms of the contract as modified by subsequent changes and transfers.

THE BENEFICIARY  The Beneficiary is the person or persons who will receive any proceeds payable in the event of the death of the Annuitant, in accordance with this provision. The original Beneficiary is shown in the application. Subject to any assignment of a contract, the Beneficiary designation may be changed during the lifetime of the Annuitant by filing a proper written request acceptable to us at our Home Office. If the joint and survivor option is selected, the Annuitant may not change the designation of a joint Annuitant after installments begin. We reserve the right to require the contract for endorsement. A change of Beneficiary designation will not become effective unless accepted in writing by us at our Home Office at which time it will be effective as of the date of the request, but without prejudice to the company on account of any benefit paid before receipt of such request at our Home Office. A Beneficiary who becomes entitled to receive benefits under this contract may also designate, in the same manner, a Beneficiary to receive any benefits which may become payable under this contract by reason of death. If a Beneficiary has not been designated by a payee or if a Beneficiary designated by a payee is not living on the date a lump sum death benefit is payable, or on the date any installment payments are to be continued, as a result of the death of such payee, the company will pay the lump sum death benefit for the commuted value of the installment payments to the former payee's spouse. If the spouse is not living at the death of the payee, then payments will be made equally to the payee's children who survive him. If the children are not surviving, then payments will be made to either the surviving father or mother or to both equally if both survive. If none of the above survive the payee, then payments will be made to his executors or administrators.

                 12.  DEATH BENEFIT

                 When we receive due proof of the death of the Annuitant that occurs before the annuity commencement date, we will pay to the Beneficiary the accumulated value of the contract. The Accumulated Value includes interest from the date of death to the date of settlement at an annual rate determined by us, but not less than that required by law. If you die before the retirement date, this policy will no longer be in force. We will pay your interest in the contract to the Beneficiary in a lump sum upon receiving proof of your death.

                 This payment must be made within five (5) years after the date of your death.

                 If, however, you or the Beneficiary make a written choice of one of the two options described below, and if your choice is clear to us, we will treat the proceeds as you or the Beneficiary have chosen. The two options are:

                 (i) Leave the proceeds of the contract with us as provided under Options 6 or 7 of the Annuity Provisions Section of this contract. Any amount remaining unpaid under Options 6 and 7 will, however, be paid in a lump sum to the Beneficiary before the end of the fifth year after your death.

                 (ii) Buy an immediate annuity for the Beneficiary,
                      who will be the owner and Annuitant. Payments under the annuity, or under any other method of payment we make available, must be for the life of the Beneficiary, or for a number of years that is not more than the life expectancy of the Beneficiary at the time of your death (as determined for federal tax purposes), and must begin within one year after your death.

                 However, if you die before the annuity commencement date and your spouse is the Beneficiary, no proceeds will be paid to him or her, instead, this contract continues with your surviving spouse as the new owner.

                                   6.01

                 If no Beneficiary survives you and you die before the annuity commencement date, payment of the proceeds will be made in a lump sum to your estate.

ASSIGNMENTS      We will not be bound by an assignment or transfer of
AND TRANSFERS    the contract or of any interest in
                 it unless:

                 1. It is made as a written instrument.

                 2. You file the original instrument or a certified
                    copy with us at our Home Office.

                 3. We send you a receipt. We are not responsible for
                    the validity of any transfer or assignment.

                 If a claim is based on an assignment or a transfer, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a Beneficiary.

                 13. THE CONTRACT

WHAT CONSTITUTES This contract and the application, a copy of which is attached
THE CONTRACT     to and made a part of the the contract, are the entire
                 contract. This contract will be subject to all of the provisions of the Investment Company Act of 1940 at all times during which General American Separate Account No. 2 is registered under such act as a unit investment trust.

STATEMENTS IN    All statements made by the Annuitant on his behalf, or by
APPLICATION      the applicant, will be deemed representations and not
                 warranties, except in the case of fraud. Misstatements will not be used to void the contract or deny a claim unless made in the application.

MODIFICATION OR  No condition or provision of the contract can be waived or
WAIVER OF        modified except by a written instrument signed by the
PROVISIONS       president, a vice president, the secretary, or an assistant secretary. No other agent has authority to alter or modify any terms, conditions, or agreements of this contract, or to waive any of its provisions.

INCONTESTABILITY We cannot contest this contract, except for nonpayment of stipulated payments or premiums, after it has been in force for a period of two years from the date of issue. This provision will not apply to any supplemental agreement relating to total and permanent disability benefits.

INCORRECT AGE    If the age at issue or sex of the Annuitant as shown on the
OR SEX           contract schedule is incorrect, any benefit payable under a supplemental agreement will be such as the premiums paid would have purchased at the correct age at issue and sex. After we begin paying monthly income installments appropriate adjustment will be made in any remaining installments.

                 Any underpayment(s) as a result of a misstatement will be paid in one lump sum to the annuitant. Any overpayment(s) as a result of a misstatement will be deducted from the current or succeeding payment(s) due under the contract.

ADMISSION        If we receive satisfactory proof of age, we shall admit the
OF AGE           age of the Annuitant. In that event we shall issue a
                 certificate evidencing such admission.


RELIANCE ON      In determining any facts relating to the making of any
AFFIDAVIT OR     payments under this contract, we in our discretion, may in
OTHER DOCUMENTS  good faith rely solely upon proof of affidavit or other written statements or documents.

                                   6.02

DATES AND AGE         The date of issue is the date as to which the age at
AT ISSUE DEFINED      issue was determined and from which stipulated payment
                      and premium due dates, contract months, contract years, and contract anniversaries are determined. Each contract begins on the same day and each calendar month as that specified in the date of issue, but if there is no same day then on the last day of such calendar month. Contract years begin on the date of issue and on anniversaries of that date. The age at issue is the age nearest birthday of the annuitant on the date of issue, based on calendar months.

CLAIMS OF             To the extent permitted by law, neither the contract nor
CREDITORS             any payment under it will be subject to the claim of
                      creditors or to any legal process.

DELAY OF              We may delay paying the amount of any withdrawal or any
PAYMENT               surrender benefit from the General Account for up to six
                      months after a request is received by us.

CONFORMITY            If any provision in this contract is in conflict with the
WITH STATUTES         laws of the state which govern this contract, the
                      provision will be deemed to be amended to conform with such laws.

ADJUSTMENT OF         If there are any proceeds due on any maturity date under
MONTHLY INCOME        an assignment, the proceeds shall be paid in one lump sum
                      at that time. Such payment shall not affect the time or manner that any other proceeds are payable under the terms of this contract.

RELATIONSHIP OF       We shall have exclusive and absolute ownership and
THIS CONTRACT         control of the assets of our General Account. The method
TO COMPANY            of determination by us of the value of an accumulation
                      unit or an Annuity Unit will be conclusive upon you and any Beneficiary. Accounts

CONTRACTOWNER         We shall provide confirmation notices and other reports
REPORTS               to you as required by federal and state regulations. We
                      shall send you a financial statement of Separate Account
                      No. 2 at least semiannually and a statement of the contract value at least annually.

                                   6.03

       TABLE OF GENERAL ACCOUNT GUARANTEED ACCUMULATION VALUES
       (NOTE: THIS TABLE IS NOT APPLICABLE TO ANY ACCUMULATIONS
                 IN A DIVISION OF SEPARATE ACCOUNT 2)

THE FOLLOWING TABLE SHOWS THE GUARANTEED ACCUMULATION VALUE AND THE GUARANTEED SURRENDER VALUE IN THE GENERAL ACCOUNT PORTION OF YOUR CONTRACT WITH AN ANNUAL STIPULATED PAYMENT OF $1,000.00. THE VALUES SHOWN DO NOT REFLECT ANY PAYMENT OF ANNUAL DIVIDENDS. THIS TABLE ASSUMES THAT (1) ALL OF THE ANNUAL STIPULATED PAYMENT IS ALLOCATED TO THE GENERAL ACCOUNT, (2) YOU WILL PAY ALL ANNUAL STIPULATED PAYMENTS, WHEN DUE, ON THE POLICY ISSUE DATE OR ANY ANNIVERSARY THEREOF, (3) THE COST OF ANY SUPPLEMENTAL AGREEMENT OR PREMIUM TAX IS NOT INCLUDED IN THE $1,000.00 FIGURE, AND (4) YOU MAKE NO WITHDRAWALS FROM THE GENERAL ACCOUNT PORTION OF THE CONTRACT.

                                                                                                            GUARANTEED
                                      GUARANTEED                                   GUARANTEED                EFFECTIVE
                                      ACCUMULATED            CONTINGENT            SURRENDER                  RATE OF
                                         VALUE                DEFERRED               VALUE                    RETURN
CONTRACT       STIPULATED               AT END                 SALES                 AT END                  AFTER ALL
  YEAR          PAYMENT               OF YEAR<F*>              CHARGE               OF YEAR                   CHARGES
----------------------------------------------------------------------------------------------------------------------
    1          $1,000.00              $ 1,040.00              $ 84.24              $   955.76                  -4.42%
    2           1,000.00                2,121.60               152.76                1,968.84                  -1.04%
    3           1,000.00                3,246.46               204.53                3,041.94                   0.70%
    4           1,000.00                4,416.32               238.48                4,177.84                   1.75%
    5           1,000.00                5,632.98               253.48                5,379.49                   2.45%
----------------------------------------------------------------------------------------------------------------------
    6           1,000.00                6,898.29               248.34                6,649.96                   2.95%
    7           1,000.00                8,214.23               221.78                7,992.44                   3.32%
    8           1,000.00                9,582.80               172.49                9,410.30                   3.60%
    9           1,000.00               11,006.11                99.05               10,907.05                   3.82%
   10           1,000.00               12,486.35                 0.00               12,486.35                   4.00%
----------------------------------------------------------------------------------------------------------------------
   11           1,000.00               14,025.81                 0.00               14,025.81                   4.00%
   12           1,000.00               15,626.84                 0.00               15,626.84                   4.00%
   13           1,000.00               17,291.91                 0.00               17,291.91                   4.00%
   14           1,000.00               19,023.59                 0.00               19,023.59                   4.00%
   15           1,000.00               20,824.53                 0.00               20,824.53                   4.00%
----------------------------------------------------------------------------------------------------------------------
   16           1,000.00               22,697.51                 0.00               22,697.51                   4.00%
   17           1,000.00               24,645.41                 0.00               24,645.41                   4.00%
   18           1,000.00               26,671.23                 0.00               26,671.23                   4.00%
   19           1,000.00               28,778.08                 0.00               28,778.08                   4.00%
   20           1,000.00               30,969.20                 0.00               30,969.20                   4.00%
----------------------------------------------------------------------------------------------------------------------
   30           1,000.00               58,328.34                 0.00               58,328.34                   4.00%
----------------------------------------------------------------------------------------------------------------------
   40           1,000.00               98,826.54                 0.00               98,826.54                   4.00%
----------------------------------------------------------------------------------------------------------------------

<F*>THE GUARANTEED ACCUMULATION VALUE IN THE GENERAL ACCOUNT IS THE ACCUMULATED
VALUE OF THE NET STIPULATED PAYMENTS AT THE GUARANTEED 4 PERCENT INTEREST
RATE.


EACH CONTRACTOWNER WILL BE SENT AN ANNUAL STATEMENT OF THE NUMBER OF ACCUMULATION UNITS GRANTED TO HIM AS OF THE END OF THE PRECEDING CONTRACT YEAR AND OF THE VALUE OF AN ACCUMULATION UNIT AT THAT TIME.

THE ANNUAL STATEMENT WILL PROVIDE ALL OF THE INFORMATION REQUIRED BY ANY APPLICABLE LAW OF THE STATE THAT GOVERNS YOUR POLICY.

THE MORTALITY TABLE USED IN COMPUTING ANNUITY OPTIONS UNDER THIS CONTRACT IS 1983 INDIVIDUAL ANNUITY MORTALITY TABLE.

                                    7.01

                                           ANNUITY OPTION TABLES

                                             FOR EACH $1,000
----------------------------------------------------------------------------------------------------------------------------
               OPTION 1                           OPTION 2                             OPTION 3           OPTION 5
----------------------------------------------------------------------------------------------------------------------------
AGE OF PAYEE
                 LIFE     60 MONTHS      120 MONTHS     180 MONTHS      240 MONTHS       UNIT           INCOME FOR A
               ANNUITY    GUARANTY        GUARANTY       GUARANTY        GUARANTY       REFUND          FIXED PERIOD
MALE    FEMALE
----------------------------------------------------------------------------------------------------------------------------
                                                                                                     YEARS        MONTHLY
                                                                                                    CERTAIN    INSTALLMENTS
                                                                                                   -------------------------
45        50   $ 4.53      $ 4.52          $4.50          $4.46           $4.40         $4.38
46        51     4.59        4.58           4.55           4.51            4.45          4.43
47        52     4.65        4.64           4.61           4.56            4.50          4.48
48        53     4.72        4.71           4.67           4.62            4.55          4.53           3         $29.39
49        54     4.79        4.77           4.74           4.68            4.60          4.59           4          22.47
----------------------------------------------------------------------------------------------------------------------------
50        55     4.86        4.85           4.81           4.74            4.65          4.64           5          18.32
51        56     4.94        4.92           4.88           4.80            4.71          4.70           6          15.56
52        57     5.02        5.00           4.95           4.87            4.76          4.76           7          13.59
53        58     5.10        5.08           5.03           4.94            4.82          4.83           8          12.11
54        59     5.19        5.17           5.11           5.01            4.88          4.90           9          10.97
----------------------------------------------------------------------------------------------------------------------------
55        60     5.29        5.26           5.20           5.09            4.94          4.97          10          10.06
56        61     5.39        5.36           5.29           5.17            5.00          5.04          11           9.31
57        62     5.49        5.47           5.38           5.25            5.06          5.12          12           8.69
58        63     5.61        5.58           5.48           5.33            5.12          5.21          13           8.17
59        64     5.73        5.70           5.59           5.42            5.18          5.29          14           7.72
----------------------------------------------------------------------------------------------------------------------------
60        65     5.86        5.82           5.70           5.51            5.24          5.39          15           7.34
61        66     6.00        5.96           5.82           5.60            5.31          5.48          16           7.00
62        67     6.15        6.10           5.95           5.69            5.37          5.58          17           6.70
63        68     6.32        6.26           6.08           5.79            5.43          5.69          18           6.44
64        69     6.49        6.42           6.21           5.89            5.48          5.80          19           6.21
----------------------------------------------------------------------------------------------------------------------------
65        70     6.68        6.60           6.35           5.98            5.54          5.92          20           6.00
66        71     6.88        6.78           6.50           6.08            5.59          6.04          21           5.81
67        72     7.09        6.98           6.65           6.18            5.64          6.17          22           5.64
68        73     7.31        7.18           6.81           6.28            5.69          6.30          23           5.49
69        74     7.56        7.40           6.97           6.37            5.73          6.44          24           5.35
----------------------------------------------------------------------------------------------------------------------------
70        75     7.82        7.64           7.14           6.47            5.77          6.59          25           5.22
71        76     8.09        7.88           7.31           6.55            5.81          6.74          26           5.10
72        77     8.39        8.14           7.48           6.64            5.84          6.91          27           4.99
73        78     8.71        8.41           7.65           6.72            5.87          7.07          28           4.89
74        79     9.05        8.70           7.83           6.80            5.89          7.25          29           4.80
----------------------------------------------------------------------------------------------------------------------------
75        80     9.41        9.00           8.00           6.87            5.91          7.44          30           4.72
76        81     9.81        9.32           8.17           6.93            5.93          7.63
77        82    10.23        9.65           8.34           6.99            5.95          7.83
78        83    10.68        9.99           8.50           7.05            5.96          8.05
79        84    11.16       10.35           8.66           7.10            5.97          8.28
----------------------------------------------------------------------------------------------------------------------------
80      85 &    11.68       10.72           8.81           7.14            5.98          8.49
81      OVER    12.23       11.09           8.95           7.18            5.99          8.74
82              12.81       11.47           9.09           7.21            5.99          9.00
83              13.44       11.86           9.21           7.23            5.99          9.29
84              14.09       12.25           9.32           7.26            6.00          9.51
----------------------------------------------------------------------------------------------------------------------------
85 &            14.79       12.64           9.43           7.28            6.00          9.80
OVER    OVER
----------------------------------------------------------------------------------------------------------------------------

                                    7.02

                                   ANNUITY OPTION TABLES (CONTD)

                                         FOR EACH $1,000


               OPTION 4-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE

--------------------------------------------------------------------------------------------------------------
                              OPTION 4-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
--------------------------------------------------------------------------------------------------------------
    AGE OF                                     AGE OF SECONDARY PAYEE
   PRIMARY
    PAYEE
--------------------------------------------------------------------------------------------------------------
MALE           45       46       47       48       49       50       51       52       53       54       55
--------------------------------------------------------------------------------------------------------------
      FEMALE   50       51       52       53       54       55       56       57       58       59       60
--------------------------------------------------------------------------------------------------------------
50      55    $4.19    $4.22    $4.24    $4.27    $4.30    $4.32    $4.35    $4.37    $4.40    $4.43    $4.45
51      56     4.21     4.23     4.26     4.29     4.32     4.35     4.38     4.40     4.43     4.46     4.48
52      57     4.22     4.25     4.28     4.31     4.34     4.37     4.40     4.43     4.46     4.49     4.52
53      58     4.24     4.27     4.30     4.33     4.37     4.40     4.43     4.46     4.49     4.52     4.55
54      59     4.25     4.29     4.32     4.35     4.39     4.42     4.46     4.49     4.52     4.56     4.59
--------------------------------------------------------------------------------------------------------------
55      60     4.27     4.30     4.34     4.37     4.41     4.45     4.48     4.52     4.55     4.59     4.62
56      61     4.28     4.32     4.36     4.39     4.43     4.47     4.51     4.54     4.58     4.62     4.66
57      62     4.30     4.33     4.37     4.41     4.45     4.49     4.53     4.57     4.61     4.65     4.69
58      63     4.31     4.35     4.39     4.43     4.47     4.51     4.55     4.60     4.64     4.68     4.73
59      64     4.32     4.36     4.40     4.45     4.49     4.53     4.58     4.62     4.67     4.71     4.76
--------------------------------------------------------------------------------------------------------------
60      65     4.34     4.38     4.42     4.46     4.51     4.55     4.60     4.65     4.69     4.74     4.79
61      66     4.35     4.39     4.43     4.48     4.53     4.57     4.62     4.67     4.72     4.77     4.82
62      67     4.36     4.40     4.45     4.49     4.54     4.59     4.64     4.69     4.75     4.80     4.85
63      68     4.37     4.41     4.46     4.51     4.56     4.61     4.66     4.71     4.77     4.83     4.88
64      69     4.38     4.42     4.47     4.52     4.57     4.63     4.68     4.74     4.79     4.85     4.91
--------------------------------------------------------------------------------------------------------------
65      70     4.39     4.43     4.48     4.53     4.59     4.64     4.70     4.76     4.81     4.88     4.94
66      71     4.40     4.44     4.49     4.55     4.60     4.66     4.71     4.77     4.84     4.90     4.96
67      72     4.40     4.45     4.50     4.56     4.61     4.67     4.73     4.79     4.86     4.92     4.99
68      73     4.41     4.46     4.51     4.57     4.63     4.68     4.75     4.81     4.87     4.94     5.01
69      74     4.42     4.47     4.52     4.58     4.64     4.70     4.76     4.82     4.89     4.96     5.03
--------------------------------------------------------------------------------------------------------------
70      75     4.43     4.48     4.53     4.59     4.65     4.71     4.77     4.84     4.91     4.98     5.06
71      76     4.43     4.48     4.54     4.60     4.66     4.72     4.78     4.85     4.92     5.00     5.08
72      77     4.44     4.49     4.55     4.60     4.67     4.73     4.80     4.87     4.94     5.01     5.09
73      78     4.44     4.50     4.55     4.61     4.67     4.74     4.81     4.88     4.95     5.03     5.11
74      79     4.45     4.50     4.56     4.62     4.68     4.75     4.82     4.89     4.96     5.04     5.13
--------------------------------------------------------------------------------------------------------------
75      90     4.45     4.51     4.56     4.63     4.69     4.76     4.83     4.90     4.98     5.06     5.14
--------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
    AGE OF                                     AGE OF SECONDARY PAYEE
   PRIMARY
    PAYEE
-----------------------------------------------------------------------------------------------------
MALE           56       57       58       59       60       61       62       63       64       65
-----------------------------------------------------------------------------------------------------
      FEMALE   61       62       63       64       65       66       67       68       69       70
-----------------------------------------------------------------------------------------------------
50      55    $4.47    $4.50    $4.52    $4.54    $4.56    $4.58    $4.60    $4.62    $4.64    $4.65
51      56     4.51     4.54     4.56     4.58     4.61     4.63     4.65     4.67     4.69     4.71
52      57     4.55     4.57     4.60     4.63     4.65     4.68     4.70     4.72     4.74     4.76
53      58     4.58     4.61     4.64     4.67     4.70     4.73     4.75     4.78     4.80     4.82
54      59     4.62     4.65     4.69     4.72     4.75     4.78     4.80     4.83     4.86     4.88
-----------------------------------------------------------------------------------------------------
55      60     4.66     4.69     4.73     4.76     4.79     4.83     4.86     4.89     4.91     4.94
56      61     4.70     4.73     4.77     4.81     4.84     4.88     4.91     4.94     4.97     5.00
57      62     4.73     4.77     4.81     4.85     4.89     4.93     4.96     5.00     5.03     5.07
58      63     4.77     4.81     4.85     4.90     4.94     4.98     5.02     5.06     5.10     5.13
59      64     4.80     4.85     4.90     4.94     4.99     5.03     5.07     5.12     5.16     5.20
-----------------------------------------------------------------------------------------------------
60      65     4.84     4.89     4.94     4.99     5.03     5.08     5.13     5.18     5.22     5.27
61      66     4.87     4.93     4.98     5.03     5.08     5.13     5.19     5.24     5.28     5.33
62      67     4.91     4.96     5.02     5.07     5.13     5.19     5.24     5.30     5.35     5.40
63      68     4.94     5.00     5.06     5.12     5.18     5.24     5.30     5.35     5.41     5.47
64      69     4.97     5.03     5.10     5.16     5.22     5.29     5.35     5.41     5.48     5.54
-----------------------------------------------------------------------------------------------------
65      70     5.00     5.07     5.13     5.20     5.27     5.34     5.40     5.47     5.54     5.61
66      71     5.03     5.10     5.17     5.24     5.31     5.38     5.46     5.53     5.80     5.68
67      72     5.06     5.13     5.20     5.28     5.35     5.43     5.51     5.59     5.86     5.74
68      73     5.09     5.16     5.24     5.31     5.39     5.48     5.56     5.64     5.73     5.81
69      74     5.11     5.19     5.27     5.35     5.43     5.52     5.61     5.69     5.78     5.87
-----------------------------------------------------------------------------------------------------
70      75     5.13     5.21     5.30     5.38     5.47     5.56     5.65     5.75     5.84     5.94
71      76     5.16     5.24     5.33     5.41     5.51     5.60     5.70     5.79     5.90     6.00
72      77     5.18     5.26     5.35     5.44     5.54     5.64     5.74     5.84     5.95     6.06
73      78     5.20     5.28     5.38     5.47     5.57     5.67     5.78     5.89     6.00     6.11
74      79     5.21     5.31     5.40     5.50     5.60     5.71     5.82     5.93     6.05     6.17
-----------------------------------------------------------------------------------------------------
75      90     5.23     5.32     5.42     5.52     5.63     5.74     5.85     5.97     6.09     6.22
-----------------------------------------------------------------------------------------------------




                   OPTION 4-MONTHLY INSTALLMENTS-JOINT AND ONE-HALF TO SECONDARY PAYEE
--------------------------------------------------------------------------------------------------------------
    AGE OF                                     AGE OF SECONDARY PAYEE
   PRIMARY
    PAYEE
--------------------------------------------------------------------------------------------------------------
MALE           45       46       47       48       49       50       51       52       53       54       55
--------------------------------------------------------------------------------------------------------------
      FEMALE   50       51       52       53       54       55       56       57       58       59       60
--------------------------------------------------------------------------------------------------------------
50      55    $4.50    $4.51    $4.53    $4.55    $4.56    $4.58    $4.59    $4.60    $4.62    $4.63    $4.65
51      56     4.54     4.56     4.57     4.59     4.61     4.62     4.64     4.65     4.67     4.68     4.70
52      57     4.59     4.60     4.62     4.64     4.66     4.67     4.69     4.71     4.72     4.74     4.75
53      58     4.63     4.65     4.67     4.69     4.70     4.72     4.74     4.76     4.78     4.80     4.81
54      59     4.68     4.70     4.72     4.74     4.76     4.78     4.80     4.81     4.83     4.85     4.87
--------------------------------------------------------------------------------------------------------------
55      60     4.72     4.74     4.77     4.79     4.81     4.83     4.85     4.87     4.89     4.91     4.93
56      61     4.77     4.79     4.82     4.84     4.86     4.88     4.91     4.93     4.95     4.97     5.00
57      62     4.82     4.85     4.87     4.89     4.92     4.94     4.97     4.99     5.01     5.04     5.06
58      63     4.87     4.90     4.92     4.95     4.98     5.00     5.03     5.05     5.08     5.10     5.13
59      64     4.93     4.95     4.98     5.01     5.03     5.06     5.09     5.12     5.14     5.17     5.20
--------------------------------------------------------------------------------------------------------------
60      65     4.98     5.01     5.04     5.07     5.10     5.13     5.15     5.18     5.21     5.24     5.27
51      66     5.04     5.07     5.10     5.13     5.16     5.19     5.22     5.25     5.29     5.32     5.35
62      67     5.10     5.13     5.16     5.19     5.23     5.26     5.29     5.33     5.36     5.39     5.43
63      68     5.17     5.20     5.23     5.26     5.30     5.33     5.36     5.40     5.44     5.47     5.51
64      69     5.23     5.26     5.30     5.33     5.37     5.40     5.44     5.48     5.51     5.55     5.59
--------------------------------------------------------------------------------------------------------------
65      70     5.30     5.33     5.36     5.40     5.44     5.48     5.51     5.55     5.59     5.64     5.68
66      71     5.36     5.40     5.44     5.47     5.51     5.55     5.59     5.64     5.68     5.72     5.77
67      72     5.43     5.47     5.51     5.55     5.59     5.63     5.67     5.72     5.76     5.81     5.86
68      73     5.50     5.54     5.58     5.62     5.67     5.71     5.76     5.80     5.85     5.90     5.95
69      74     5.58     5.62     5.66     5.70     5.75     5.79     5.84     5.89     5.94     5.99     6.04
--------------------------------------------------------------------------------------------------------------
70      75     5.65     5.69     5.74     5.78     5.83     5.88     5.93     5.98     6.03     6.08     6.14
71      76     5.73     5.77     5.82     5.86     5.91     5.96     6.01     6.07     6.12     6.18     6.24
72      77     5.80     5.85     5.90     5.95     6.00     6.05     6.10     6.16     6.22     6.28     6.34
73      78     5.88     5.93     5.98     6.03     6.08     6.14     6.19     6.25     6.31     6.38     6.44
74      79     5.96     6.01     6.06     6.12     6.17     6.23     6.29     6.35     6.41     6.48     6.55
--------------------------------------------------------------------------------------------------------------
75      80     6.05     6.10     6.15     6.20     6.26     6.32     6.38     6.44     6.51     6.58     6.65
--------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
    AGE OF                                     AGE OF SECONDARY PAYEE
   PRIMARY
    PAYEE
-----------------------------------------------------------------------------------------------------
MALE           56       57       58       59       60       61       62       63       64       65
-----------------------------------------------------------------------------------------------------
      FEMALE   61       62       63       64       65       66       67       68       69       70
-----------------------------------------------------------------------------------------------------
50      55    $4.66    $4.67    $4.68    $4.69    $4.71    $4.72    $4.73    $4.74    $4.75    $4.75
51      56     4.71     4.73     4.74     4.75     4.77     4.78     4.79     4.80     4.81     4.82
52      57     4.77     4.79     4.80     4.81     4.83     4.84     4.85     4.86     4.88     4.89
53      58     4.83     4.85     4.86     4.88     4.89     4.91     4.92     4.93     4.95     4.96
54      59     4.89     4.91     4.93     4.94     4.96     4.97     4.99     5.00     5.02     5.03
-----------------------------------------------------------------------------------------------------
55      60     4.95     4.97     4.99     5.01     5.03     5.04     5.06     5.08     5.09     5.11
56      61     5.02     5.04     5.06     5.08     5.10     5.12     5.14     5.15     5.17     5.19
57      62     5.09     5.11     5.13     5.15     5.17     5.20     5.22     5.24     5.25     5.27
58      63     5.16     5.18     5.20     5.23     5.25     5.28     5.30     5.32     5.34     5.36
59      64     5.23     5.25     5.28     5.31     5.33     5.36     5.38     5.41     5.43     5.45
-----------------------------------------------------------------------------------------------------
60      65     5.30     5.33     5.36     5.39     5.42     5.44     5.47     5.50     5.52     5.55
51      66     5.38     5.41     5.44     5.47     5.51     5.54     5.56     5.59     5.62     5.65
62      67     5.46     5.50     5.53     5.56     5.60     5.63     5.66     5.69     5.72     5.75
63      68     5.54     5.58     5.62     5.65     5.69     5.73     5.76     5.80     5.83     5.86
64      69     5.63     5.67     5.71     5.75     5.79     5.83     5.87     5.90     5.94     5.98
-----------------------------------------------------------------------------------------------------
65      70     5.72     5.76     5.80     5.85     5.89     5.93     5.97     6.01     6.06     6.10
66      71     5.81     5.86     5.90     5.95     5.99     6.04     6.08     6.13     6.17     6.22
67      72     5.90     5.95     6.00     6.05     6.10     6.15     6.20     6.25     6.30     6.35
68      73     6.00     6.05     6.10     6.16     6.21     6.26     6.32     6.37     6.42     6.48
69      74     6.10     6.15     6.21     6.26     6.32     6.38     6.44     6.49     6.55     6.61
-----------------------------------------------------------------------------------------------------
70      75     6.20     6.26     6.31     6.38     6.44     6.50     6.56     6.62     6.69     6.75
71      76     6.30     6.36     6.42     6.49     6.55     6.62     6.69     6.75     6.82     6.89
72      77     6.40     6.47     6.54     6.60     6.67     6.74     6.82     6.89     6.96     7.04
73      78     6.51     6.58     6.65     6.72     6.79     6.87     6.95     7.03     7.10     7.18
74      79     6.62     6.69     6.76     6.84     6.92     7.00     7.08     7.17     7.25     7.34
-----------------------------------------------------------------------------------------------------
75      80     6.73     6.80     6.88     6.96     7.04     7.13     7.22     7.31     7.40     7.49
-----------------------------------------------------------------------------------------------------

                                    7.03

                                   ANNUITY OPTION TABLES (CONTD)

                                         FOR EACH $1,000

--------------------------------------------------------------------------------------------------------------
                     OPTION 4-MONTHLY INSTALLMENTS-JOINT AND TWO-THIRDS TO SECONDARY PAYEE
--------------------------------------------------------------------------------------------------------------
    AGE OF                                     AGE OF SECONDARY PAYEE
   PRIMARY
    PAYEE
--------------------------------------------------------------------------------------------------------------
MALE           45       46       47       48       49       50       51       52       53       54       55
--------------------------------------------------------------------------------------------------------------
      FEMALE   50       51       52       53       54       55       56       57       58       59       60
--------------------------------------------------------------------------------------------------------------
50      55    $4.39    $4.41    $4.43    $4.45    $4.47    $4.49    $4.51    $4.53    $4.54    $4.56    $4.58
51      56     4.42     4.44     4.47     4.49     4.51     4.53     4.55     4.57     4.59     4.61     4.63
52      57     4.46     4.48     4.50     4.52     4.55     4.57     4.59     4.61     4.63     4.65     4.67
53      58     4.49     4.52     4.54     4.56     4.59     4.61     4.63     4.66     4.68     4.70     4.72
54      59     4.53     4.55     4.58     4.60     4.63     4.65     4.68     4.70     4.73     4.75     4.77
--------------------------------------------------------------------------------------------------------------
55      60     4.56     4.59     4.61     4.64     4.67     4.69     4.72     4.75     4.77     4.80     4.83
56      61     4.60     4.62     4.65     4.68     4.71     4.74     4.77     4.79     4.82     4.85     4.88
57      62     4.63     4.66     4.69     4.72     4.75     4.78     4.81     4.84     4.87     4.90     4.93
58      63     4.67     4.70     4.73     4.76     4.79     4.83     4.86     4.89     4.92     4.96     4.99
59      64     4.71     4.74     4.77     4.81     4.84     4.87     4.91     4.94     4.98     5.01     5.04
--------------------------------------------------------------------------------------------------------------
60      65     4.75     4.78     4.81     4.85     4.88     4.92     4.96     4.99     5.03     5.07     5.10
61      66     4.79     4.82     4.86     4.89     4.93     4.97     5.01     5.04     5.08     5.12     5.16
62      67     4.83     4.86     4.90     4.94     4.98     5.02     5.06     5.10     5.14     5.18     5.22
63      68     4.87     4.91     4.94     4.98     5.02     5.07     5.11     5.15     5.19     5.24     5.28
64      69     4.91     4.95     4.99     5.03     5.07     5.12     5.16     5.20     5.25     5.30     5.34
--------------------------------------------------------------------------------------------------------------
65      70     4.95     4.99     5.03     5.08     5.12     5.17     5.21     5.26     5.31     5.36     5.41
66      71     5.00     5.04     5.08     5.13     5.17     5.22     5.27     5.32     5.37     5.42     5.47
67      72     5.04     5.08     5.13     5.17     5.22     5.27     5.32     5.37     5.43     5.48     5.54
68      73     5.08     5.13     5.17     5.22     5.27     5.32     5.37     5.43     5.48     5.54     5.60
69      74     5.13     5.17     5.22     5.27     5.32     5.37     5.43     5.49     5.54     5.60     5.67
--------------------------------------------------------------------------------------------------------------
70      75     5.17     5.22     5.27     5.32     5.37     5.43     5.48     5.54     5.60     5.67     5.73
71      76     5.22     5.27     5.32     5.37     5.42     5.48     5.54     5.60     5.66     5.73     5.80
72      77     5.26     5.31     5.37     5.42     5.48     5.53     5.60     5.66     5.72     5.79     5.86
73      78     5.31     5.36     5.41     5.47     5.53     5.59     5.65     5.72     5.78     5.85     5.93
74      79     5.36     5.41     5.46     5.52     5.58     5.64     5.71     5.77     5.84     5.92     5.99
--------------------------------------------------------------------------------------------------------------
75      80     5.40     5.45     5.51     5.57     5.63     5.69     5.76     5.83     5.90     5.98     6.06
--------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
    AGE OF                                     AGE OF SECONDARY PAYEE
   PRIMARY
    PAYEE
----------------------------------------------------------------------------------------------------
MALE           56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------------
      FEMALE   61       62       63       64       65       66       67       68       69       70
----------------------------------------------------------------------------------------------------
50      55    $4.60    $4.61    $4.63    $4.64    $4.66    $4.67    $4.68    $4.70    $4.71    $4.72
51      56     4.64     4.66     4.68     4.70     4.71     4.73     4.74     4.76     4.77     4.78
52      57     4.69     4.71     4.73     4.75     4.77     4.78     4.80     4.82     4.83     4.85
53      58     4.74     4.77     4.79     4.81     4.83     4.84     4.86     4.88     4.90     4.91
54      59     4.80     4.82     4.84     4.86     4.89     4.91     4.93     4.94     4.96     4.98
----------------------------------------------------------------------------------------------------
55      60     4.85     4.88     4.90     4.92     4.95     4.97     4.99     5.01     5.03     5.05
56      61     4.91     4.93     4.96     4.99     5.01     5.04     5.06     5.08     5.10     5.13
57      62     4.96     4.99     5.02     5.05     5.08     5.10     5.13     5.15     5.18     5.20
58      63     5.02     5.05     5.08     5.11     5.14     5.17     5.20     5.23     5.26     5.28
59      64     5.08     5.11     5.15     5.18     5.21     5.24     5.28     5.31     5.34     5.36
----------------------------------------------------------------------------------------------------
60      65     5.14     5.18     5.21     5.25     5.28     5.32     5.35     5.39     5.42     5.45
61      66     5.20     5.24     5.28     5.32     5.36     5.39     5.43     5.47     5.50     5.54
62      67     5.26     5.31     5.35     5.39     5.43     5.47     5.51     5.55     5.59     5.63
63      68     5.33     5.37     5.42     5.46     5.51     5.55     5.60     5.64     5.68     5.73
64      69     5.39     5.44     5.49     5.54     5.59     5.64     5.68     5.73     5.78     5.82
----------------------------------------------------------------------------------------------------
65      70     5.46     5.51     5.56     5.61     5.67     5.72     5.77     5.82     5.87     5.92
66      71     5.52     5.58     5.64     5.69     5.75     5.80     5.86     5.92     5.97     6.03
67      72     5.59     5.65     5.71     5.77     5.83     5.89     5.95     6.01     6.07     6.13
68      73     5.66     5.72     5.78     5.85     5.91     5.98     6.04     6.11     6.17     6.24
69      74     5.73     5.79     5.86     5.93     5.99     6.06     6.13     6.20     6.27     6.35
----------------------------------------------------------------------------------------------------
70      75     5.80     5.86     5.93     6.01     6.08     6.15     6.23     6.30     6.38     6.45
71      76     5.87     5.94     6.01     6.09     6.16     6.24     6.32     6.40     6.48     6.57
72      77     5.93     6.01     6.09     6.17     6.25     6.33     6.41     6.50     6.59     6.68
73      78     6.00     6.08     6.16     6.25     6.33     6.42     6.51     6.60     6.69     6.79
74      79     6.07     6.15     6.24     6.33     6.42     6.51     6.60     6.70     6.80     6.90
----------------------------------------------------------------------------------------------------
75      80     6.14     6.23     6.31     6.41     6.50     6.60     6.70     6.80     6.91     7.01
----------------------------------------------------------------------------------------------------

                                    7.04